EXHIBIT 10.5

                        RELEASE AND SETTLEMENT AGREEMEHNT
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     This  Mutual  Release  and  Settlement Agreement (the "Release") is entered into as of March 30, 2003 is by and between Bricap, LLC ("Claimant"), and Skyframes, Inc., a Utah corporation ("Skyframes").

                                    RECITALS
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     WHEREAS,  Claimant  believes  he has one or more known of unknown potential claim against Skyframes related to its use of certain technology used in its business, and embodied in a patent for the VOS technology;

     WHEREAS, Skyframes wishes to settle any potential claims from Claimant, without admitting to any liability on his behalf; and

     WHEREAS, Skyframes is willing to transfer shares of restricted common shares to Claimant to extinguish any potential claim by Claimant.

     In  consideration  of the foregoing recitals, the parties agree as follows:

1.     INCORPORATION  OF RECITAL PARAGRAPH. The recitals are incorporated herein
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by  this  reference.

2.     CONSIDERATION  AND MUTUAL RELEASE. In consideration of and subject to the
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terms  set  forth  in  Section  3, each party on behalf of itself, its partners, successors, assigns, agents, representatives, employees, affiliates, and all persons acting by, through, under or in consort with it, if any, hereby releases and discharges the other party and its owners, stockholders, partners, predecessors, successors, assigns, agents, directors, officers, representatives, employees, affiliates, attorneys, subsidiaries and all persons acting by, through, under or in consort with it (collectively as to each party, its "Related Parties"), if any, from any and all rights, causes of action, demands, damages, costs, loss of services, expenses and compensation whatsoever, claims, duties, obligations and actions which each party and its above-mentioned agents, successors, representatives and assigns now have, or as may hereinafter arise against the other party and its above-mentioned employees, agents, successors and assigns, arising out of or connected in any manner with any technology used by Skyframes. No party to this Release is hereby admitting or consenting to any wrongdoing.

3.     TERMS. In settlement, Skyframes shall issue to Claimant 900,000 shares of
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restricted  common  stock of Skyframes. Skyframes makes no representations as to the  future  value  of  such  shares.

4.     WAIVER  OF  CIVIL  CODE SECTION 1542. Notwithstanding Section 1542 of the
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California  Civil  Code,  which  provides  that:


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     A  General  release  does  not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the agreement, which if known by him must have materially affected his settlement with the debtor.

This Agreement releases all damages or losses whether known, unknown, foreseen or unforeseen which each party may have against the other party. Each party acknowledges that it understands and acknowledges the significance and consequences of such specific waiver of Section 1542, and hereby assumes full responsibility for any damages or losses she, in the future, may incur or may have incurred.

5.     MISCELLANEOUS.
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     5.1  This  Agreement is freely and voluntarily executed by each party after having been apprised of all relevant information and all data. Each party, in executing this Agreement, has not relied on any inducements, promises, or representations made by any other party hereto, or their employees or agents, and the execution of this Agreement does not represent an admission of liability on the part of any party hereto.

     5.2 In the event that legal proceedings are commenced to enforce or interpret any of the terms or conditions of this Agreement, or for breach of any such terms and conditions, the losing party in such proceeding shall pay to the prevailing party such reasonable sums for attorneys' fees and costs incurred as may be fixed by the court or jury in addition to any other relief to which it may be entitled.

     5.3 This Agreement is to be governed b, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Bricap,  LLC

Name:
Title: